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                   CONSENT OF INDEPENDENT AUDITORS


                                                                 Exhibit 23.2

The Board of Directors
Family Restaurants, Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-52795 on Form S-8 of Family Restaurants, Inc. of our report dated
March 15, 1996, except as to the second paragraph of note 9 to the consolidated financial statements which is as of March 29, 1996, relating to the consolidated balance sheets of Family Restaurants, Inc. and its subsidiaries as of December 31, 1995 and 1994 and the related statements of operations, common stockholders' deficit and cash flows and related financial statement schedule for the year ended December 31, 1995, the eleven months ended December 25, 1994 (Successor Company), and the one month ended January 26, 1994 (Predecessor Company) which report appears in the December 31, 1995 annual report on Form 10-K of Family Restaurants, Inc. Our report refers to a change in the method of financial statement reporting.




                                            KPMG PEAT MARWICK LLP


Orange County, California
April 4, 1996